_____________________________________________________________________________________
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THE NEIMAN MARCUS GROUP, INC.
(Name of Registrant as Specified in its Charter)

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The	The Neiman Marcus Group, Inc.
Neiman	1618 Main Street Dallas, Texas 75201
Marcus	214-741-6911
Group

November 23, 2001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on January 21, 2002

The Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. will be held at 10:00 a.m., Eastern Standard Time, on Monday, January 21, 2002, at the Boston Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts 02466, for the following purposes:

1.	To elect three Class II directors, all of whom are Class B directors.

2.	To consider and act on a proposal to increase the number of shares reserved for issuance under the Company's 1997 Incentive Plan from 4,900,000 shares to 7,200,000 shares.

3.	To consider and vote upon a proposal to amend the Company's Bylaws and Restated Certificate of Incorporation to set the range of the number of directors permitted between six and twelve.

4.	To consider and act on a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

5.	To consider and act on a proposal submitted by a stockholder of the Company concerning cumulative voting.

6.

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof, including, if submitted to a vote of the stockholders, a motion to adjourn the meeting to another time or place for the purpose of soliciting additional proxies.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by phone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.
By Order of the Board of Directors

NELSON A. BANGS
Secretary

TABLE OF CONTENTS

GENERAL INFORMATION *

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT *

1. ELECTION OF DIRECTORS *

EXECUTIVE COMPENSATION *

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION *

STOCK PERFORMANCE GRAPH *

REPORT OF THE AUDIT COMMITTEE *

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1997 INCENTIVE PLAN *

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE BYLAWS AND THE RESTATED CERTIFICATE OF INCORPORATION *

4.  PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS *

5.  PROPOSAL BY A STOCKHOLDER CONCERNING CUMULATIVE VOTING *

6.  OTHER MATTERS *

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN JANUARY 2003 *

The	The Neiman Marcus Group, Inc.
Neiman	1618 Main Street Dallas, Texas 75201
Marcus	214-741-6911
Group

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Neiman Marcus Group, Inc. (the "Company" or "Neiman Marcus") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on Monday, January 21, 2002, at the Boston Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts 02466, and at any adjournment or postponement thereof. All shares will be voted in accordance with the instructions contained in the proxy, but if the proxies that are signed and returned do not specify a vote on any proposal, the proxies will be voted FOR the election of the nominees for director named in this proxy statement, FOR the amendment to the Company's 1997 Incentive Plan, FOR the amendment of the Bylaws and the Restated Certificate of Incorporation setting the range of the number of directors permitted between six and twelve, FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year and AGAINST the proposal submitted by a stockholder concerning cumulative voting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

Any proxy may be revoked by a stockholder at any time before it is exercised by providing a written notice of revocation to the Secretary of the Company (at the address set forth above), by executing a proxy bearing a later date, or by voting in person at the Annual Meeting. The mailing of this proxy statement and accompanying forms of proxy is expected to commence on or about November 23, 2001.

Although stock transfer books will remain open, the Board of Directors has fixed the close of business on November 22, 2001, as the record date for determining the stockholders having the right to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding and entitled to vote at the Annual Meeting 27,759,611 shares of Class A Common Stock, $.01 par value ("Class A Common Stock") and 19,941,835 Class B Common Stock, $.01 par value ("Class B Common Stock"). Each holder of record of the Company's Class A Common Stock and Class B Common Stock on the Record Date is entitled to one vote per share at the Annual Meeting. However, since only Class B directors are standing for election at the 2002 Annual Meeting, only holders of Class B Common Stock will be entitled to vote on the election of directors at this Annual Meeting. In all other matters being submitted to a vote of the stockholders at the Annual Meeting, holders of Class A Common Stock and Class B Common Stock will vote together as a single class. As further described below, Harcourt General, Inc. ("Harcourt General") has agreed to vote its shares of Class A Common Stock on all matters in proportion to the votes cast affirmatively or negatively by all other holders of Class A Common Stock.

Shares of common stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non votes) will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted in determining that a quorum is present.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 8, 2001, with respect to the beneficial ownership of Class A Common Stock and Class B Common Stock by (i) each person or group of persons known to the Company to own beneficially more than 5% of the outstanding shares of either the Class A Common Stock or the Class B Common Stock; (ii) each executive officer named in the Summary Compensation Table; (iii) each director of the Company; and (iv) all current directors and executive officers of the Company as a group.

Holders of Class A Common Stock have the right to elect up to 18% of the Board of Directors and holders of Class B Common Stock have the right to elect at least 82% of the Board of Directors. The Class A Common Stock and Class B Common Stock are identical in all other respects. Harcourt General has agreed to vote the shares of the Company's Class A Common Stock retained by it (the "Retained Shares") following the distribution to its shareholders in October 1999 (the "Distribution") of its controlling equity position in the Company on all matters in proportion to the votes cast affirmatively or negatively by all other holders of Class A Common Stock.
	Class A Common Stock -----------------------------------		Class B Common Stock ----------------------------------		Total Common Stock ---------------------------
Name of Beneficial Owner ----------------------------------------------------	Number (1) ----------------	Percentage of Class --------------	Number(1) -----------------	Percentage of Class ----------------	Percentage of Total Common Stock -------------------------

Smith Family Group(2) c/o Richard A. Smith 57 River Street Wellesley, MA 02481	62,900	*	6,038,586	30.3%	12.7%
Harcourt General, Inc.(3) c/o Reed Elsevier Inc. 275 Washington Street Newton, MA 02458	4,988,542	18.0%	--	--	10.5%
Richard A. Smith(1)(2)	--	--	3,880,514	19.5%	8.1%
Nancy L. Marks(2) 57 River Street Wellesley, MA 02481	--	--	2,934,885	14.7%	6.1%
Gabelli Funds, LLC(4) One Corporate Center Rye, NY 10580			2,976,322	14.9%	6.24%
Ariel Capital Management, Inc.(5) 200 E. Randolf Dr. Chicago, IL 60601	4,239,800	15.3%	--	--	8.9%
PRIMECAP Management Company(6) 225 South Lake Avenue Pasadena, CA 91101	--	--	1,379,710	6.9%	2.9%
Neuberger Berman, LLC(7) 605 Third Ave. New York, NY 10158	--	--	1,358,910	6.8%	2.8%
Southeastern Asset Management(8) 6075 Popular Avenue Memphis, TN 38119	--	--	2,174,900	10.9%	4.6%
FMR Corp.(9) 82 Devonshire Street Boston, MA 02109	1,677,100	6.0%	--	--	3.5%
Vanguard/Primecap Fund Inc.(10) P.O. Box 2600 Valley Forge, PA 19482	2,455,700	8.8%	1,124,511	5.6%	7.5%
Robert A. Smith(2)(11)	31,450	*	347,712	1.7%	*
Brian J. Knez(2)(12)	31,450	*	310,242	1.6%	*
Burton M. Tansky(13)	286,160	1.0%	--	--	*
Gerald A. Sampson(14)	109,756	*	--	--	*
Karen W. Katz(15)	55,367	*	--	--	*
Ronald L. Frasch(16)	9,940	*	--	--	*
Peter J. Rizzo(17)	24,631	*	--	--	*
Matina S. Horner(18)	7,506	*	--	--	*
Vincent M. O'Reilly(18)	3,151	*	218	*	*
Walter J. Salmon(18)	12,293	*	--	--	*
Paula Stern(18)	380	*	150	*	*
John R. Cook(19)	19,914	*	6,718	*	*

All current executive officers and directors as a group (16 persons)(20)	613,282	2.2%	4,545,554	22.8%	10.7%

________________
*Less than 1%.

(1)

Unless otherwise indicated in the following footnotes, each stockholder referred to above has sole voting and dispositive power with respect to the shares listed. Certain of the shares included in the table have been counted more than once because of certain rules and regulations of the Securities and Exchange Commission (the "SEC"). The total number of shares owned by, or for the benefit of, Richard A. Smith, Nancy L. Marks and members of their families is as shown for the "Smith Family Group." See Note 2. Mr. Smith disclaims beneficial ownership of 2,743,206 shares of Class B Common Stock held by various family trusts, foundations and companies. Mrs. Marks disclaims beneficial ownership of 1,308,286 shares of Class B Common Stock held by various family trusts, foundations and companies.

(2)

The Smith Family Group includes Richard A. Smith, Chairman of the Company; Nancy L. Marks, Mr. Smith's sister; Robert A. Smith, Vice Chairman of the Company; and Brian J. Knez, Vice Chairman of the Company; who are, respectively, the son and son-in-law of Richard A. Smith; other members of their families; and various family trusts, foundations and companies. Members of the Smith Family Group possess sole or shared voting power over all of the shares shown in the table.

The Smith Family Group has filed a Schedule 13D with the SEC that discloses that certain members of the Smith Family Group have entered into a stockholders agreement dated as of September 1, 1999 (the "Stockholders Agreement"). The Stockholders Agreement provides that members of the Smith Family Group holding a total of 5,897,710 shares of Class B Common Stock (representing 98% of the shares of Class B Common Stock beneficially owned by the Smith Family Group) are prohibited from transferring such shares for three years from the date of the Distribution subject to certain exceptions. Following such three-year period, such shares will be subject to a right of first offer pursuant to which any party to the Stockholders Agreement desiring to transfer such shares must first offer to sell such shares to the other parties to the Stockholders Agreement and, to the extent such parties do not buy all the shares, then to the Company.

(3)

The Company and Harcourt General are parties to an agreement pursuant to which Harcourt General has agreed to vote the Retained Shares on all matters in proportion to the votes cast affirmatively or negatively by all other holders of Class A Common Stock. In addition, Harcourt General has agreed, subject to certain exceptions, that for the two-year period ending October 21, 2001, it will not sell, exchange or transfer in any 60-day period Retained Shares representing 5% or more of the total outstanding shares of the Class A Common Stock and Class B Common Stock without first offering to the Company the right to purchase such shares. Harcourt General intends to dispose of the Retained Shares as market conditions permit and, in any event, before 2005. On July 12, 2001, Harcourt General became a wholly owned subsidiary of Reed Elsevier plc.

(4)

The information reported with respect to the Class B Common Stock is based on Amendment No. 17 to their Schedule 13D, dated March 21, 2001, filed with the SEC by the Gabelli Funds, Inc. and its affiliates (collectively, the "Gabelli Affiliates"). The Gabelli Affiliates have sole dispositive power with respect to all of the shares reported in the table and sole voting power with respect to 2,951,700 shares.

(5)

The information reported with respect to the Class A Common Stock is based on Amendment No. 2 to Schedule 13G, dated September 30, 2001, and filed with the SEC by Ariel Capital Management, Inc. Ariel Capital Management, Inc. has sole dispositive power with respect to all the shares reported in the table and sole voting power with respect to 3,796,730 of the shares reported.

(6)

The information reported with respect to the Class B Common Stock is based on Amendment No. 1 to Schedule 13G, dated May 31, 2001, and filed with the SEC by PRIMECAP Management Company. PRIMECAP Management Company has sole voting power with respect to 255,199 shares and sole dispositive power with respect to all of the shares reported in the table.

(7)

The information reported with respect to the Class B Common Stock is based on a Schedule 13G, dated February 2, 2001, filed with the SEC by Neuberger Berman, LLC. Neuberger Berman, LLC has sole voting power with respect to 562,980 shares, shared voting power with respect to 481,500 shares and shares dispositive power with respect to all the shares reported in the table.

(8)

The information reported with respect to the Class B Common Stock is based on a Schedule 13G, dated February 1, 2001, and filed with the SEC by Southeastern Asset Management, Inc. Southeastern Asset Management, Inc. has shared voting and dispositive power with respect to all of the shares reported in the table.

(9)

The information reported with respect to the Class A Common Stock is based on a Schedule 13G, dated February 14, 2001, and filed with the SEC by FMR Corp. FMR Corp. has the sole power to vote 619,500 shares and sole dispositive power with respect to all of the shares reported in the table.

(10)

The information reported with respect to the Class A Common Stock is based on Amendment No. 1 to Schedule 13G, dated February 9, 2001, filed with the SEC by Vanguard/Primecap Fund Inc. With respect to Class B Common Stock, the information reported is based on Amendment No. 4 to Schedule 13G dated February 9, 2001 filed with the SEC by Vanguard/Primecap Fund Inc. Vanguard/Primecap Fund Inc. has sole voting and shared dispositive power with respect to all the shares reported in the table.

(11)

Includes 22,200 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2001. Also includes 13,648 shares of restricted Class B Common Stock and 9,250 shares of restricted Class A Common Stock over which Mr. Smith has voting but not dispositive power. All of the shares reported by Mr. Smith are included in the shares owned by the Smith Family Group. See Note 2. Mr. Smith disclaims beneficial ownership of 4,652 shares of Class B Common stock held by various family trusts.

(12)

Includes 22,200 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2001. Also includes 13,648 shares of restricted Class B Common Stock and 9,250 shares of restricted Class A Common Stock over which Mr. Knez has voting but not dispositive power. All of the shares owned by Mr. Knez are included in the shares owned by the Smith Family Group. See Note 2. Mr. Knez disclaims beneficial ownership of 295,705 shares of Class B Common stock held by his spouse and by various family trusts and foundations.

(13)

Includes 199,260 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2001. Also includes 39,900 shares of restricted Class A Common Stock over which Mr. Tansky has voting but not dispositive power.

(14)

Includes 56,000 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2001. Also includes 16,500 shares of restricted Class A Common Stock over which Mr. Sampson has voting but not dispositive power.

(15)

Includes 37,000 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2001. Also includes 10,300 shares of restricted Class A Common Stock over which Ms. Katz has voting but not dispositive power and 1,084 shares of Class A Common Stock allocated to Ms. Katz under the Company's Employee Savings Plan ("ESP") as to which Ms. Katz shares voting power with the trustee.

(16)	Includes 9,400 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2001.

(17)

Includes 17,000 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2001. Also includes 7,000 shares of restricted Class A Common Stock over which Mr. Rizzo has voting but not dispositive power.

(18)

Dr. Horner, Dr. Stern, Mr. O'Reilly and Mr. Salmon hold, respectively, 7,506, 380, 2,351 and 2,351 common stock-based units which are included in the table. These directors do not have voting or dispositive power with respect to these common stock-based units. See Directors' Compensation.

(19)

Includes 18,000 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2001. Also includes 153 common stock-based units that are included in the table. Mr. Cook does not have voting or dispositive power with respect to these common stock-based units. See Directors' Compensation.

(20)

Includes (i) 392,560 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2001, (ii) 98,350 shares of restricted Class A Common Stock over which individuals in the group have voting but not dispositive power and (iii) 1,084 shares of Class A Common Stock allocated to individuals in the group under the ESP as to which such individuals share voting power with the trustee of the ESP, and (iv) 12,741 Class A Common stock-based units referred to in Notes 18 and 19 above.

1. ELECTION OF DIRECTORS

The Company's Board of Directors is separated into three classes (Class I, Class II and Class III), only one of which is scheduled for election each year. At each Annual Meeting, a class of directors is elected for a full term of three years. In addition, pursuant to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), holders of Class B Common Stock are entitled to elect at least 82% of the Company's Board of Directors and holders of the Class A Common Stock are entitled to elect the remaining directors. The Board of Directors has fixed the number of directors at nine, one of whom is elected by the holders of the Class A Common Stock and eight of whom are elected by holders of the Class B Common Stock. To ensure that there will be at least one Class A director at all times, the Company's Board of Directors may not consist of less than six members.

At the 2002 Annual Meeting, three Class II directors are to be elected, all of whom are Class B directors. Consequently, only holders of Class B Common Stock are entitled to vote for the election of directors at this Annual Meeting. The persons named in the accompanying forms of proxy will vote each proxy for the election of the nominees listed below, unless directed otherwise. Each of the nominees is currently a member of the Board of Directors. The Company has no reason to believe that any of the listed nominees will become unavailable for election, but if for any reason that should be the case, the proxies may be voted for substitute nominees. A plurality of the votes cast by the holders of the Class B Common Stock at the Annual Meeting is required to elect the nominees. Abstentions and broker "non-votes" are not counted for the purpose of the election of directors.

The nominees for director and the directors who will continue to serve after the 2002 Annual Meeting are listed below with their principal occupations for the last five years.

Nominees for Terms Expiring in 2005 (Class II Directors)

Matina S. Horner, Ph.D., age 62, Director since 1993, Class B Director

         Executive Vice President of the Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF) and President Emerita of Radcliffe College since 1989; Trustee of Nstar.

Brian J. Knez, age 44, Director since 1998, Class B Director

         Vice Chairman of the Company since May 2001; Co-Chief Executive Officer of the Company from May 1999 to May 2001; President and Co-Chief Executive Officer of Harcourt General from November 1999 to July 2001; President and Co-Chief Operating Officer of Harcourt General from January 1997 until November 1999; Co-Chief Executive Officer of Harcourt, Inc. from May 1999 until July 2001; President (until November 1998) and Chief Executive Officer of Harcourt, Inc. prior thereto. Mr. Knez is the son-in-law of Richard A. Smith and the brother-in-law of Robert A. Smith.

Walter J. Salmon, age 71, Director since 1987, Class B Director

         Stanley Roth Sr. Professor of Retailing (Emeritus since 1997), Graduate School of Business Administration, Harvard University; Director of Luby's, Inc.; Harrah's Entertainment, Inc.; Cole National Corporation; Stage Stores, Inc.; Party City Corporation and PetsMart, Inc.

Directors Whose Terms Expire in 2003 (Class III Directors)

Vincent M. O'Reilly, age 64, Director since 1997, Class A Director

         Distinguished Senior Lecturer, Carroll School of Management, Boston College since October 1997; Executive Vice Chairman of Coopers & Lybrand prior thereto; Director of Eaton Vance Corp. and Teradyne, Inc.

John R. Cook, age 60, Director since 1998, Class B Director

         Senior Vice President and Chief Financial Officer of the Company and of Harcourt General from September 1992 to July 2001. Director of Agway Inc.

Burton M. Tansky, age 63, Director since 2001, Class B Director

         President and Chief Executive Officer of the Company since May 2001; President and Chief Operating Officer since 1999; Executive Vice President from 1994 to February 1998; Chairman and Chief Executive Officer of Neiman Marcus Stores from April 1994 to February 1998; Chairman and Chief Executive Officer of Bergdorf Goodman from 1989 until 1994.

Directors Whose Terms Expire in 2004 (Class I Directors)

Richard A. Smith, age 77, Director since 1987, Class B Director

         Chairman of the Company; Chief Executive Officer of the Company from January 1997 until December 1998 and prior to December 1991; Chairman of Harcourt General (formerly General Cinema Corporation) from 1961 to July 2001 and Chief Executive Officer from January 1997 until November 1999 and prior to December 1991; Director, Chairman and Chief Executive Officer (until October 2000) of GC Companies, Inc. In October 2000, GC Companies, Inc. filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware under Chapter 11 of the Bankruptcy Code. Mr. Smith is the father of Robert A. Smith and the father-in-law of Brian J. Knez.

Robert A. Smith, age 42, Director since 1997, Class B Director

         Vice Chairman of the Company since May 2001; Co-Chief Executive Officer from May 1999 to May 2001; President and Chief Operating Officer from January 1997 until December 1998 and Group Vice President prior to January 1997. President and Co-Chief Executive Officer of Harcourt General from November 1999 to July 2001; President and Co-Chief Operating Officer from January 1997 until November 1999; and Co-Chief Executive Officer of Harcourt, Inc. from May 1999 to July 2001. President and Chief Operating Officer of GC Companies Inc. until October 2000. In October 2000, GC Companies, Inc. filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware under Chapter 11 of the Bankruptcy Code. Mr. Smith is the son of Richard A. Smith and the brother-in-law of Brian J. Knez.

Paula Stern, Ph.D., age 56, Director since 2001, Class B Director

         President of The Stern Group, Inc., an economic analysis and trade advisory firm established in 1988. Member of the President's Advisory Committee for Trade Policy and Negotiations and Commissioner of the U.S. International Trade Commission from 1978 to 1987 (Chairwoman, 1984-1986). Director of Avon Products, Inc. and serves on the board of a number of academic and international organizations.

Meetings and Committees of the Board of Directors

         During the fiscal year ended July 28, 2001, the Board of Directors held four regularly scheduled meetings, two special meetings and acted by unanimous written consent on three other occasions. During fiscal 2001, each director of the Company attended at least 75% of the aggregate number of Board meetings and meetings held by committees of which he or she is a member. The Board of Directors has designated five principal standing committees. Set forth below are the descriptions of the functions of the committees and the names of their current members.

         Audit Committee. The members of the Audit Committee, which met six times during fiscal 2001, are Mr. O'Reilly (Chairman), Dr. Horner, Dr. Stern and Mr. Salmon. The functions of the Audit Committee include the review of the scope of the services of the Company's independent auditors and the responsibilities of the Company's internal audit department and a continuing review of the Company's internal procedures and controls. The Audit Committee annually reviews the Company's audited financial statements, considers the qualifications and fees of the independent auditors of the Company and makes recommendations to the Board of Directors as to the selection of the auditors and the scope of audit services. The Company's securities are listed on the New York Stock Exchange ("NYSE") and are governed by its listing standards. All of the members of the Audit Committee meet the independence requirements of these standards. The Board of Directors has adopted a written charter for the Audit Committee.

         Special Review Committee. The members of the Special Review Committee are Mr. Salmon (Chairman), Dr. Horner and Mr. O'Reilly. The Special Review Committee met once during fiscal 2001. The Special Review Committee was formed to give consideration to those matters requiring the approval of an "Independence Committee" under the terms of the Amended and Restated Intercompany Services Agreement (the "Intercompany Services Agreement") between the Company and Harcourt General, including the consideration of the fees charged to the Company by Harcourt General pursuant to such agreement. For information regarding the Intercompany Services Agreement, see Note 2 to the Summary Compensation Table.

         Compensation Committee. The members of the Compensation Committee, which met once during fiscal 2001 and acted one time by unanimous written consent, are Mr. Salmon (Chairman), Dr. Horner, and Mr. O'Reilly. The functions of the Compensation Committee are to review or determine salaries, benefits and other compensation for officers and key employees of the Company and its subsidiaries and to administer the Company's incentive plans.

         Nominating Committee. All of the directors of the Company serve on the Nominating Committee, which did not meet during fiscal 2001. The functions of the Nominating Committee are to nominate directors, make recommendations concerning the structure and membership of the various committees of the Board of Directors, consider questions of management, organization and succession and to act on such other matters as from time to time may be requested by the Board of Directors. In carrying out its responsibilities to nominate directors, the Nominating Committee will consider candidates recommended by the Board of Directors and by stockholders of the Company. All suggestions by stockholders for nominees for director must be made in writing and received by the Secretary of the Company, 1618 Main Street, Dallas, Texas 75201, no later than October 22, 2002 (see "Deadline for Submission of Stockholder Proposals and Nominations for Director for Annual Meeting of Stockholders to be held in January 2003"). Such writing must set forth (i) the name and address of the stockholder who intends to make the nomination and of each person to be nominated, (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nomination is to be made by the stockholder, (iii) the consent of each proposed nominee to serve as a director of the Company if so elected and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

         Executive Committee. The members of the Executive Committee, which did not meet during fiscal 2001, are Richard A. Smith (Chairman), Walter J. Salmon, Brian J. Knez and Robert A. Smith. The Bylaws of the Company confer upon the Executive Committee the authority to manage the affairs of the Company in the intervals between the meetings of the Board of Directors, except that the Committee may not effect certain fundamental corporate actions such as (a) declaring a dividend, (b) amending the Certificate of Incorporation or the Bylaws, (c) adopting an agreement of merger or consolidation or (d) imposing a lien on substantially all the assets of the Company. In practice, the Executive Committee meets infrequently and does not act except on matters that must be dealt with prior to the next scheduled Board of Directors meeting.

Directors' Compensation

Directors who are not employees of the Company ("Non-Employee Directors") each receive (i) an annual cash retainer of $20,000, (ii) a fee of $2,000 per Board of Directors meeting attended, (ii) a fee of $750 (the Chairperson receives $1,500) for each committee meeting attended, and (iv) reimbursement for travel and incidental expenses incurred in attending meetings and carrying out their duties as directors. If a Non-Employee Director is unable to attend a meeting in person but participates by telephone, he or she receives one-half of the fee that would otherwise be payable. Robert A. Smith and Brian J. Knez each receive $200,000 annually for their services as Vice Chairmen of the Board, plus reimbursement for travel and incidental expenses. Richard A. Smith receives no compensation for acting as Chairman.

In addition, each Non-Employee Director is entitled to receive stock-based units in an aggregate amount equal to the value of the annual cash retainer. The number of stock-based units is calculated quarterly by dividing $5,000 (the amount of the quarterly cash retainer) by the trailing five-day average of the closing price of the Company's Class A Common Stock at the end of each fiscal quarter. The value of each Non-Employee Director's stock-based units will be payable only in cash when the Non-Employee Director ceases to serve as a member of the Board of Directors of the Company. These stock-based units do not carry voting or dispositive rights.

The Company offers Non-Employee Directors the right to elect to receive all or part of the cash portion of their fees on a deferred basis (i) in the form of cash with interest at a rate equal to the average of the top rates paid by major New York banks on three-month negotiable certificates of deposit as quoted on the last business day of the fiscal quarter, or (ii) in the form of stock-based units, calculated on the basis of the trailing five-day average of the closing price of the Company's Class A Common Stock at the end of each fiscal quarter. For fiscal 2001, Dr. Horner and Dr. Stern elected to receive all of their fees on a deferred basis using the stock-based method.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of any class of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Based upon the Company's compliance program, as well as a review of the copies of such forms furnished to the Company, the Company believes that during 2001, its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except the late filing of a Form 4 by Burton M. Tansky, President and Chief Executive Officer, reporting the sale of 3,500 shares of Class A Common Stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information on the compensation provided by the Company during fiscal 2001, 2000 and 1999 to the Company's former Co-Chief Executive Officers, the Chief Executive Officer and the four most highly paid executive officers of the Company during fiscal 2001.
		Annual Compensation ----------------------------------------------------------			Long-Term Compensation Awards -----------------------------
Name and Principal Position ----------------------	Fiscal Year -------	Salary ($) ---------	Bonus ($)(4) ---------	All Other Compensation ($)(5) ----------------	Restricted Stock Awards ($)(6) ----------	Options (#) --------	All Other Compensation ($)(7) -----------------
Robert A. Smith	2001	--	--	--	--	--	--
former Co-Chief	2000	--	--	--	$252,063	55,000	--
Executive Officer (1)(2)	1999	--	--	--	--	--	--

Brian J. Knez	2001	--	--	--	--	--	--
former Co-Chief	2000	--	--	--	252,063	55,000	--
Executive Officer (1)(2)	1999	--	--	--	--	--	--

Burton M. Tansky	2001	$1,150,000	$ 125,000	--	--	88,000	$97,233
President and Chief	2000	1,000,000	1,116,000	--	695,000	140,000	43,615
Executive Officer	1999	882,930	220,000	--	248,125	55,000	27,419

Gerald A. Sampson	2001	575,000	50,000	--	--	32,000	36,369
President and Chief	2000	540,000	409,000	--	275,813	69,800	19,797
Operating Officer of	1999	540,000	75,000	--	119,100	12,500	14,400
Neiman Marcus Stores

Ronald L. Frasch	2001	575,000	--	--	--	47,000	--
Chairman and Chief	2000	550,000	101,415	--	--	--	--
Executive Officer of	1999	--	--	--	--	--	--
Bergdorf Goodman (8)

Peter J. Rizzo	2001	465,000	--	--	--	21,000	3,307
President, Bergdorf	2000	465,000	217,015	--	--	32,000	--
Goodman(9)	1999	425,000	25,000	--	--	--	--

Karen W. Katz	2001	440,000	50,000	--	--	45,000	24,924
President and Chief	2000	338,000	251,000	--	208,563	65,000	11,076
Executive Officer of	1999	--	--	--	--	--	--
Neiman Marcus
Direct (10)

_________________
(1)

Robert A. Smith and Brian J. Knez, directors of the Company, served as Co-Chief Executive Officers until May 2001, when they were elected Vice Chairmen upon the termination of the Intercompany Services Agreement with Harcourt General (see Note 2). Mr. Smith and Mr. Knez will be paid $200,000 annually for their services to the Company as Vice Chairmen.

(2)

The Intercompany Services Agreement between the Company and Harcourt General was terminated effective May 14, 2001. Under the Intercompany Services Agreement, Harcourt General provided certain management, accounting, financial, legal, tax, human resources and other corporate services to the Company, including the services of certain senior officers of Harcourt General who were also senior officers of the Company, in consideration of a fee based on Harcourt General's direct and indirect costs of providing the services to the Company. The level of Harcourt General services and fees were subject to the approval of the Special Review Committee of the Board of Directors of the Company that consists entirely of directors who are independent of Harcourt General. During fiscal years 2001, 2000 and 1999, the Company paid or accrued approximately $5.2 million, $6.2 million and $6.0 million, respectively, to Harcourt General for all of its services under the Intercompany Services Agreement. Prior to fiscal 2000, the senior officers of Harcourt General who provided services to the Company under the Intercompany Services Agreement received all of their compensation for such services from Harcourt General. In July 2001, Harcourt General became a wholly owned subsidiary of Reed Elsevier plc. In fiscal 2000, the Compensation Committee of the Company awarded restricted stock and nonqualified stock options to Robert A. Smith, Brian J. Knez and John R. Cook as senior officers of the Company and of Harcourt General. As of November 8, 2001, Messrs. Smith and Knez have each been granted options to purchase a total of 55,500 shares of Class A Common Stock and Mr. Cook has been granted options to purchase a total of 18,000 shares, all at $27.25 per share. All options granted under the 1997 Incentive Plan, including those granted to directors who are not employees, vest 20% on the first through the fifth anniversary dates of the grant. Pursuant to the termination of the Intercompany Services Agreement on May 14, 2001, options granted and restricted stock awarded to Mr. Cook became fully vested and exercisable. See "Severance Agreements; Change of Control Arrangements."

(3)

Other than restricted stock, stock options and equity-based awards which may be granted under the 1997 Incentive Plan, the Company does not have a long-term compensation program for its executive officers that includes long-term incentive payouts.

(4)	Bonus payments are reported with respect to the year in which the related services were performed.

(5)

No disclosure regarding items included in this category is required since no amounts in any of the fiscal years reported for any of the named executive officers exceed the lesser of $50,000 or 10% of the annual salary and bonus for the named executive officer.

(6)

No awards of restricted stock were granted in fiscal 2001. For all shares of restricted stock granted in fiscal 1999 and certain shares of restricted stock granted in fiscal 2000, the restrictions lapse upon the achievement of specified performance targets or, if the specified targets are not reached within five years of the date of grant, then the restrictions lapse eight years from the date of grant. The specified performance targets have not been attained. For the remaining shares of restricted stock granted in fiscal 2000, twenty percent of each award is freed from the restrictions each year, commencing one year after the date of grant, provided that the recipient continues to be employed by the Company on the anniversary date of the grant. Holders of restricted stock are entitled to vote their restricted shares and receive all dividends which may be paid with respect to such shares. In the event of termination of employment for any reason, other than death or permanent disability, restricted shares are forfeited by the holders and revert to the Company. Only shares representing Class A Common Stock is granted or awarded under the 1997 Incentive Plan. At the end of fiscal 2001, the named executive officers' restricted stock holdings and market values (based on the NYSE closing price of $32.50 for the Company's Class A Common Stock at fiscal year-end) were as follows: Mr. Smith - 7,400 ($240,500); Mr. Knez - 7,400 ($240,500); Mr. Tansky - 43,900 ($1,426,750); Mr. Sampson - 18,500 ($601,250); Ms. Katz - 11,900 ($386,750); Mr. Rizzo - 8,000 ($260,000); and Mr. Frasch - 0.

(7)

The items accounted for in this column include the cost to the Company of (a) matching contributions under the Company's Key Employee Deferred Compensation Plan and (b) group life insurance premiums. For fiscal 2001, such amounts for each of the named executive officers were, respectively, as follows: Mr. Tansky - $89,709 and $7,524; Mr. Sampson - $31,467 and $4,902; and Ms. Katz - $24,204 and $720. The amounts for Mr. Rizzo include $1,095 for group life insurance premiums and $2,212 for Company contributions to The Neiman Marcus Group, Inc. Employee Savings Plan, a qualified ERISA plan.

(8)	Mr. Frasch joined the Company on April 26, 2000.

(9)	Mr. Rizzo joined the Company on April 21, 1999.

(10)	Ms. Katz became an executive officer of the Company on May 15, 2000.

Option Grants in Last Fiscal Year

The following table provides information regarding options to purchase shares of Class A Common Stock granted under the 1997 Incentive Plan during the fiscal year ended July 28, 2001, to the executive officers named in the Summary Compensation Table.

	Individual Grants(1) -----------------------------------------------------------------------
Name --------------------------	Number of Securities Underlying Options Granted (#) --------------	% of Total Options Granted to Employees in Fiscal Year --------------	Exercise or Base Price ($/Sh) --------------	Expiration Date --------------	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2) ---------------------------------------------------
					5%($)	10%($)
Robert A. Smith	--	--	--	--	--	--

Brian J. Knez	--	--	--	--	--	--

Burton M. Tansky	63,000	5.92	35.625	9/23/10	1,411,475	3,576,956
	25,000	2.35	36.50	5/16/11	573,866	1,454,290

Gerald A. Sampson	32,000	3.01	35.625	9/23/10	716,940	1,816,866

Karen Katz	45,000	4.23	35.625	9/23/10	1,008,197	2,554,968

Ronald L. Frasch	32,000	3.01	35.625	9/23/10	716,940	1,816,866

Peter J. Rizzo	21,000	1.97	35.625	9/23/10	470,492	1,192,319

All employees (including the named executive officers)	984,500	100	35.53	(3)	56,977,569	90,727,256

________________
(1)

No stock appreciation rights were granted to any named executive officer during fiscal 2001. All option grants are nonqualified stock options to purchase shares of the Company's Class A Common Stock and have a term of 10 years and one day from the date of grant. They become exercisable at the rate of 20% on each of the first five anniversary dates of the grant. All options were granted at the fair market value based on the closing price of the Class A Common Stock on the NYSE on the date of grant. See "Severance Agreements: Change of Control Arrangements" below.

(2)	The potential realizable values are based on assumed rates of appreciation required by applicable regulations of the SEC.

(3)	Options expire on various dates during 2010 and 2011. Exercise price shown is an average of all grants.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option /SAR Values
Number of
				Securities Underlying	Value of Unexercised
				Unexercised	In-the-Money
				Options/SARs at	Options/SARs at
	Shares			July 28, 2001(#)	July 28, 2001($)
	Acquired		Value	Exercisable/	Exercisable/
Name --------------------------------------------------	On Exercise(#) ---------------------		Realized($) --------------	Unexercisable --------------------------	Unexercisable(1) ------------------------

Robert A. Smith	--		--	11,100/44,400	58,275/233,100

Brian J. Knez	--		--	11,100/44,400	58,275/233,100

Burton M. Tansky	15,000	(2)	364,275	121,500/145,000	1,770,170/1,295,980

Gerald A. Sampson	22,000		499,239	18,960/63,340	168,605/578,295

Karen Katz	--		--	15,600/55,900	121,822/437,303

Ronald L. Frasch	--		--	3,000/12,000	19,680/78,720

Peter J. Rizzo	--		--	8,600/23,400	80,362/218,325

__________________
(1)

The value of unexercised in-the-money options is calculated by multiplying the number of underlying shares by the difference between the closing price of the Company's Class A Common Stock on the NYSE at fiscal year-end ($32.50) less the option exercise price for those shares. These values have not been realized.

(2)	Represents an expiring option exercised by Mr. Tansky on February 1, 2001.

Pension Plans

The Company maintains a funded, qualified pension plan known as The Neiman Marcus Group, Inc. Retirement Plan (the "Retirement Plan"). Most non-union employees over age 21 who have completed one year of service with 1,000 or more hours participate in the Retirement Plan, which pays benefits upon retirement or termination of employment. The Retirement Plan is a "career-average" plan, under which a participant earns each year a retirement annuity equal to 1% of his or her compensation for the year up to the Social Security wage base and 1.5% of his or her compensation for the year in excess of such wage base. Benefits under the Retirement Plan become fully vested after five years of service with the Company.

The Company also maintains a Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded, nonqualified plan under which benefits are paid from the Company's general assets to supplement Retirement Plan benefits and Social Security. Executive, administrative and professional employees (other than those employed as salespersons) with an annual base salary at least equal to a minimum established by the Company ($160,000 as of July 28, 2001) are eligible to participate. At normal retirement age (age 65), a participant with 25 or more years of service is entitled to payments under the SERP sufficient to bring his or her combined annual benefit from the Retirement Plan and SERP, computed as a straight life annuity, up to 50% of the participant's highest consecutive 60 month average of annual pensionable earnings, less 60% of his or her estimated annual primary Social Security benefit. If the participant has fewer than 25 years of service, the combined benefit is proportionately reduced. Benefits under the SERP become fully vested after five years of service with the Company.

The following table, which includes benefits under the Retirement Plan and the SERP, shows the estimated annual pension benefits payable to employees in various compensation and years of service categories. The estimated benefits apply to an employee retiring at age 65 in 2001 who elects to receive his or her benefit in the form of a straight life annuity. The amounts actually payable will be lower than the amounts shown below, since such amounts will be reduced by 60% of the participant's estimated primary Social Security benefit.

Estimated Annual Retirement Benefits
Under Retirement Plan and SERP
Final Pensionable Earnings ------------------	Total Years of Service -------------------------------------------------------------------------------------------------------------
	5 --------------	10 --------------	15 ------------	20 ------------	25 ------------
$ 350,000	$ 35,000	$ 70,000	$105,000	$140,000	$175,000
550,000	55,000	110,000	165,000	220,000	275,000
750,000	75,000	150,000	225,000	300,000	375,000
950,000	95,000	190,000	285,000	380,000	475,000
1,150,000	115,000	230,000	345,000	460,000	575,000

The following table shows the pensionable earnings and credited years of service for the executive officers named in the Summary Compensation Table as of July 28, 2001, and years of service creditable at age 65.
	Pensional Earnings for Year Ended	Years of Service (2) -----------------------------------------------------
Name -----------------------------------------	July 28, 2001(1) -----------------------	at July 28, 2001 ---------------------	at Age 65 -------------------
Robert A. Smith	--	--	--
Brian J. Knez	--	--	--
Burton M. Tansky	$1,150,000	--(3)	21(3)
Gerald A. Sampson	575,000	--(4)	21(4)
Ronald L. Frasch	575,000	11	23
Peter J. Rizzo	465,000	2	19
Karen Katz	440,000	16	25

______________________
(1)

In computing the combined benefit under the Retirement Plan and SERP, "pensionable earnings" means, with respect to the Retirement Plan, base salary and any bonus and, with respect to the SERP, base salary only. The amounts shown above include base salary only.

(2)

The credited years of service set forth in the table reflect years of credited service under the Retirement Plan, which is a "career average plan" with no limitation on years of credited service. However, credited service under the SERP may not exceed 25 years.

(3)

For purposes of determining Mr. Tansky's retirement benefits under the SERP, Mr. Tansky will be credited with two times his years of service with the Company provided (i) he remains continuously employed by the Company until he reaches the age of 65 and, following his retirement, agrees not to compete with the Company for a period of three years, (ii) the Company terminates his employment other than for cause, or (iii) he resigns under certain circumstances following a change of control of the Company; otherwise, Mr. Tansky's accrued service under the SERP will be calculated at 5/3 times his years of service if he retires after age 65 and in the normal manner in all other cases. Mr. Tansky is 63 years old.

(4)

For purposes of determining Mr. Sampson's retirement benefits under the SERP, Mr. Sampson will be credited with 20/13 times his years of service with the Company provided (i) he remains continuously employed by the Company until he reaches the age of 65, (ii) the Company terminates his employment other than for cause, or (iii) he resigns under certain circumstances before age 65 or following a change of control of the Company; otherwise, Mr. Sampson's accrued service under the SERP will be calculated in the normal manner. Mr. Sampson is 60 years old.

Severance Agreements; Change of Control Arrangements

Messrs. Tansky, Sampson and Frasch and Ms. Katz each have an agreement with the Company effective November 1999, September 1998, April 2000 and May 2000, respectively, pursuant to which each such executive officer is entitled to receive severance payments in the event his or her employment with the Company is terminated in certain situations. If the Company terminates the executive's employment other than for cause or other than due to his or her total disability or death, the executive shall have the right to receive an amount equivalent to two times his then current annual base salary, payable in 24 monthly installments, in the case of Mr. Tansky and one and one-half times his or her then current annual base salary, payable in 18 monthly installments, in the case of Messrs. Sampson and Frasch and Ms. Katz (or if the executive resigns within such periods because he or she is not permitted to continue in a position comparable in duties and responsibilities to that which he or she held prior to the change of control).

The 1997 Incentive Plan and the terms of all outstanding individual award agreements provide, that in the event of a change of control of the Company, all outstanding awards become fully vested and exercisable. In addition, following the receipt of notice of termination of the Company's Intercompany Services Agreement with Harcourt General on May 14, 2001, all outstanding stock options and restricted stock granted to officers of the Company who were also officers of Harcourt General became fully vested and exercisable at the earlier of (i) such time as any such person ceases to be an officer or employee of the Company for any reason other than voluntary resignation prior to the time such person ceases to be an officer of Harcourt General or removal for cause, or (ii) the termination date of the Intercompany Services Agreement, except that if any such person remains an officer or regular employee of the Company six months after termination of the Intercompany Services Agreement, such person's stock awards will continue to vest in accordance with the terms of the 1997 Incentive Plan and the applicable award instrument. Outstanding stock options held by any of such officers who cease to be officers or employees of the Company remain exercisable for the lesser of two years or the expiration date of the applicable grant.

Indebtedness of Management

During fiscal 2001 and through November 8, 2001, Messrs. Tansky and Sampson had outstanding loans under the Company's Key Executive Stock Purchase Loan Plan (the "Loan Plan") in the respective maximum aggregate principal amounts of $654,378 and $536,649. At November 8, 2001, the outstanding amounts of such loans were as follows: Mr. Tansky - $654,378 and Mr. Sampson - $536,649. In accordance with the provisions of the Loan Plan, these loans were used to acquire shares of the Company's common stock either in the open market or pursuant to stock option exercises and to discharge certain tax liabilities incurred in connection with the release of restrictions on previous grants of restricted common stock. The loans are secured by a pledge of the purchased shares and bear interest at an annual rate of 5%, payable quarterly. Pursuant to the terms of the Loan Plan, each executive officer's loan will become due and payable seven months after his or her employment with the Company terminates. No other executive officer, director or five percent security holder of the Company had any indebtedness, transaction or series of similar transactions, in excess of $60,000 during fiscal 2001 or subsequent thereto.

________________

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report on Executive Compensation, Stock Performance Graph and Report of the Audit Committee shall not be deemed to be incorporated into any future filings made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

The Compensation Committee is composed of Walter J. Salmon (Chairman), Matina S. Horner and Vincent M. O'Reilly. The members of the Compensation Committee are all independent directors.

The principal responsibility of the Committee is to review the performance of, and determine the compensation for, the executive officers of the Company. The individuals in this group for fiscal 2001 include Messrs. Tansky, Sampson, Frasch and Rizzo and Ms. Katz, all of whom are named executive officers in the Summary Compensation Table.

Compensation Policies

The principal objectives of the Company's executive compensation program are to (i) reward competitively its executive officers, (ii) attract and retain individuals important to the success of the Company, (iii) provide incentives that will motivate those executives, and (iv) reward the Company's executives for achieving the business objectives of the Company and its operating divisions over both the short and long terms.

The Committee makes annual and long term incentives a significant component of the Company's executive officers' total compensation. The Committee also increases the variable risk and reward of such incentive compensation in proportion to an executive's level of responsibility in the Company.

Early in each fiscal year, the Committee considers the recommendations of the Chief Executive Officer, which are supported by data generated by the Company's Human Resources Department and/or outside compensation consultants, for each component of compensation of the Company's executive officers and for the totality of their compensation. The Committee reviews those recommendations and then approves them or makes such modifications as it deems appropriate.

The principal components of the Company's compensation program are (i) base salary, (ii) annual incentive bonus, and (iii) stock incentives.

Base Salary

For fiscal 2001, base salary was determined with reference both to salary survey information from recognized compensation consulting firms and to each executive officer's level of responsibility, experience and performance. The salary survey data was used to establish benchmark amounts for both base salary and total cash compensation for each executive position. Comparisons were made to a broad range of domestic, publicly held retailing companies, including "upscale" specialty retailing companies. Because the Company competes for executive talent with a broad range of companies, the Committee did not limit its comparison information for compensation purposes to the companies included in the peer group in the Stock Performance Graph. For fiscal 2001, the Committee generally set its salary and total cash compensation benchmarks (assuming that target bonuses would be achieved) for executive officers at the middle range of the comparison group of companies.

The Committee reviewed in detail the base salary levels for each of the named executive officers of the Company. While the Committee used the benchmarks described above as a reference point, a particular individual's base salary may vary from the benchmark depending upon his or her salary history, experience, individual performance, guidelines established by the Chief Executive Officer with respect to salary increases for the entire Company, and the subjective judgment of the Committee.

Annual Incentive Bonus

The annual incentive bonus program is intended to put substantial amounts of total cash compensation at risk with the intent of focusing the attention of the executives on achieving both the Company's and their division's performance goals and their individual goals, thereby contributing to profitability and building stockholder value. For fiscal 2001, the named executive officers' cash bonus opportunity for performance at the level of meeting the fiscal 2001 threshold budget targets ranged from 7.5% to 15% of base salary, and increased to a range of 30% to 60% of base salary for performance above the fiscal 2001 budget. For performance in fiscal 2001, if a significant improvement over the Company's fiscal 2001 budget was attained, cash bonus opportunities would range from 60% to 120% of base salary. The determination of annual bonuses for the named executive officers for fiscal 2001 was based principally on (i) the achievement of performance objectives by the operating division for which the executive was responsible, (ii) the individual executive's own performance, and (iii) the Company's overall performance. The divisional performance component of the bonus was determined based on a weighting of several factors, the most important of which was operating earnings before corporate expenses. Other factors included return on net assets for Neiman Marcus and Bergdorf Goodman Stores, and growth in the number of customer accounts for Neiman Marcus Direct. The individual performance goals for each of the Company's named executive officers included the achievement of certain specified tasks.

Bonuses actually awarded to the named executive officers for fiscal 2001 were determined by an assessment of all of these factors, as well as certain subjective factors. Because the Company and the relevant divisions fell short of performance targets in certain cases in fiscal 2001, bonuses awarded were adjusted based on an assessment, in each case, of the achievement of the Company, divisional and/or individual performance goals.

For fiscal 2002, the cash bonus opportunities set by the Compensation Committee for performance at the level of meeting the fiscal 2002 threshold budget targets will range from 7.5% to 16.25% of base salary and will increase to a range of 30% to 65% of base salary for performance above the fiscal 2002 budget. For performance in fiscal 2002, if a significant improvement over the Company's fiscal 2002 budget is achieved, cash bonus opportunities will range from 60% to 130% of base salary. If performance is below the fiscal 2002 threshold budget targets, the Committee may reduce cash bonus awards or not grant them at all.

Stock Incentives

The Committee's purpose in awarding equity-based incentives is to achieve, as much as possible, an identity of interest between the Company's executives and the long term interest of the stockholders. For fiscal 2001, the principal factors considered in determining which executives (including the named executive officers) were awarded equity-based compensation, and in determining the types and amounts of such awards, included salary levels, equity awards granted to executives at competing retail companies, and the performance, experience and level of responsibility of each executive.

The Company granted equity-based incentives in fiscal 2001 in the form of nonqualified stock options. Nonqualified stock options vest over a five year period and terminate ten years and one day from the date of grant.

Compensation of the Chief Executive Officer

The Compensation Committee's basis for compensation of the Chief Executive Officer, Burton M. Tansky, is based on the compensation philosophy discussed above. Mr. Tansky participates in the same executive compensation plans available to the other executive officers. For the 12 months ending July 28, 2001, the Compensation Committee set the base salary of Mr. Tansky at $1,150,000. The compensation level established for Mr. Tansky was in response to the Committee's and the Board's assessments of the Company's performance and accomplishments in fiscal 2001, as well as Mr. Tansky's position in the Company and the nature of his responsibilities and contributions. The Committee considered Mr. Tansky's performance in terms of the Company's success in meeting its performance targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Committee also considered the Company's performance relative to its peers and competitors in the industry in evaluating Mr. Tansky's compensation.

Compliance with the Internal Revenue Code

The Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million per year that is not "performance-based" paid to each of the executive officers named in the Summary Compensation Table. During fiscal 1997, the Committee, the Board of Directors and the stockholders of the Company approved the 1997 Incentive Plan. The 1997 Incentive Plan allows the Committee to award stock incentives and cash bonuses based on objective criteria. It is expected that stock options awarded under the 1997 Incentive Plan will generally be characterized as "performance-based" compensation and therefore will be fully deductible by the Company. The Company expects that the executive officers of the Company may, in appropriate cases, agree to defer income if and to the extent that their compensation is not deductible by the Company under the Code. The Committee will continue to monitor the requirements of the Code to determine what actions should be taken by the Company in order to preserve the tax deduction for executive compensation to the maximum extent, consistent with the Company's continuing goals of providing the executives of the Company with appropriate incentives and rewards for their performance.
COMPENSATION COMMITTEE

Walter J. Salmon, Chairman
Matina S. Horner
Vincent M. O'Reilly

STOCK PERFORMANCE GRAPH

The following graph compares the total cumulative return over five years on the Company's Class A Common Stock to the total cumulative return over the same period of the common stocks of companies in the Standard & Poor's 500 Index ("S&P 500") and an industry peer group consisting of Saks, Inc., Federated Department Stores, Inc., Tiffany & Co. and Nordstrom, Inc. The graph assumes that the value of an investment in the Company's common stock and each index was $100 at August 3, 1996, and that all dividends were reinvested. The graph uses the price of the Company's Class A Common Stock for the period since the October 22, 1999 recapitalization of the Company which created two classes of common stock, Class A and Class B. Returns on the common stocks of the companies in the peer group index have been weighted annually at the beginning of each fiscal year to reflect relative stock market capitalization. The comparisons provided in this graph are not intended to be indicative of possible future performance of the Company's stock.

[Graph]
	Aug. 3, 1996	Aug. 2, 1997	Aug. 1, 1998	July 31, 1999	July 29, 2000	July 28, 2001
The Neiman Marcus Group, Inc.	$100.00	$106.06	$122.79	$ 93.02	$122.79	$122.87
S&P 500	100.00	152.14	181.48	218.14	237.72	203.66
Peer Group	100.00	142.26	165.01	173.44	108.90	140.96

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2001, the Committee met six times, and the Committee chairman, as a representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement and Form 10-Q with management, the internal auditors and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditors the independent auditors' independence. The Committee also discussed with management, the internal auditors, and the independent auditors, the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee discussed and reviewed the audited financial statements of the Company as of and for the fiscal year ended July 28, 2001, with management, the internal auditors and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management, the internal auditors and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended July 28, 2001, for filing with the SEC. The Committee also recommended the reappointment, subject to stockholder approval, of Deloitte & Touche LLP as the independent auditors for the Company.

September 21, 2001
AUDIT COMMITTEE

Vincent M. O'Reilly, Chairman
Matina S. Horner
Walter J. Salmon
Paula Stern

2.  PROPOSAL TO APPROVE AN AMENDMENT TO THE
1997 INCENTIVE PLAN

In 1997, the Company's stockholders approved the adoption of the 1997 Incentive Plan. The Compensation Committee of the Board of Directors (the "Committee") has adopted, subject to stockholder approval, an amendment to the 1997 Incentive Plan that would increase the number of shares of the Company's Class A Common Stock reserved for issuance by 2,300,000 shares, from 4,900,000 to 7,200,000 shares. A copy of the 1997 Incentive Plan is attached as Appendix A.

As of November 8, 2001, under the 1997 Incentive Plan, 1,114,420 shares of Class A Common Stock were available for issuance and 3,390,950 shares had been granted of which 164,920 shares of Class A Common Stock had been issued upon exercise of options and 2,523,700 shares remain unexercised. Exercise prices ranged from $23.125 to $36.50 for options outstanding as of November 8, 2001. Restricted stock totaling 558,450 shares had also been issued under the 1997 Incentive Plan as of November 8, 2001.

The Plan is intended to advance the interests of the Company by providing eligible participants the opportunity to receive a broad variety of equity-based and cash incentives ("Awards"). In September 2001, the Committee approved grants of stock options under the Plan in the amount of 552,500 shares to 150 of the Company's key employees. The Committee granted these stock options in order to more directly align the interests of executives with the interests of the Company's stockholders and to motivate and retain key employees.

The following table provides information with respect to the total number of restricted and nonqualified options that have been granted or awarded under the Company's 1997 Incentive Plan.

Name and Principal Position(1)	Nonqualified Stock Options (Granted at Fair Market Value)	Restricted Awards

Robert A. Smith Vice Chairman	55,000	9,250

Brian J. Knez Vice Chairman	55,000	9,250

Burton M. Tansky President and Chief Executive Officer	333,200	47,900

Gerald A. Sampson President and Chief Executive Officer of Neiman Marcus Stores	136,400	20,500

Ronald L. Frasch Chairman and Chief Executive Officer of Bergdorf Goodman	59,500	0

Peter J. Rizzo President, Bergdorf Goodman	63,000	9,000

Karen Katz President and Chief Executive Officer of Neiman Marcus Direct	146,000	13,100

All Executive Officers	966,600	116,750

All Non-Executive Directors(1)	18,000	3,000

All Non-Executive Officer Employees	2,171,000	315,650

_____________________

(1) Represents options and awards granted to John R. Cook on December 22, 1999, as an executive officer of Harcourt General and of the Company.

No determination has been made with respect to the number of options or restricted awards that will be granted in the future.

After giving effect to the grant of the options and restricted stock, there are 1,114,420 shares remaining available for issuance under the Plan. Since the Plan does not expire until September 2006, the Company believes that the remaining number of authorized shares will not be sufficient for the Company's future needs.

NO OTHER CHANGES TO THE PLAN ARE BEING PROPOSED. THE PRINCIPAL PROVISIONS OF THE PLAN ARE DESCRIBED BELOW.

Administration. The Plan is administered by the Committee that is comprised solely of persons who qualify both as "outside directors," (within the meaning of Section 162(m) of the Code) and "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Committee has authority to interpret the Plan; determine eligibility for and grant Awards under the Plan; determine, modify or waive the terms and conditions of any Award; and otherwise do all things necessary to carry out the purposes of the Plan.

Eligibility and Participation. In general, the Committee selects participants in the Plan from among key employees of the Company and its affiliates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its affiliates. The Committee also has discretion to include as participants in the Plan members of the Company's Board of Directors and other persons who provide services to the Company or its affiliates. The maximum number of shares for which stock options may be granted to any person over the life of the 1997 Incentive Plan is 1,000,000 shares and the maximum number of awards granted to any person over the life of the 1997 Incentive Plan that are not stock options or SARs shall also be 1,000,000. No Award may be granted under the Plan after September 1, 2006, but Awards previously granted may extend beyond such date.

Types of Awards. The Committee, in its discretion, may award (i) options to purchase Common Stock, (ii) stock appreciation rights, (iii) restricted or unrestricted Common Stock, (iv) promises to deliver stock or other securities in the future, (v) convertible securities, (vi) cash bonuses, and (vii) cash bonuses or loans to help defray the costs of the foregoing awards. Historically, only nonqualified stock options and restricted awards have been granted under the 1997 Incentive Plan.

Performance Criteria. Awards under the Plan may be conditioned upon satisfaction of specified performance criteria. In the case of any such Award that is intended to qualify for exemption from the deduction limitation rules of Section 162(m) of the Code (an "Exempt Award"), the criteria used in connection with the Awards shall be one of any combination of the following: earnings or earnings per share (whether on a pre-tax, operational or other basis); return on equity; return on assets; revenues; sales; expenses; one or more operating ratios; stock price; stockholder return; market share; cash flow; inventory levels or inventory turns; capital expenditures; net borrowings, debt leverage levels or credit quality; or the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions. If the performance goal with respect to an Exempt Award is not attained, no other Award shall be provided in substitution.

Rules Applicable to Awards. The Committee may determine the time or times at which an Award will vest or become exercisable. Unless the Committee expressly provides otherwise, an Award requiring exercise will cease to be exercisable, and all other Awards to the extent not already fully vested will be forfeited, immediately upon cessation (for any reason, including death) of the participant's employment or other service relationship with the Company and its affiliates. The Committee may provide that upon the exercise of an Award, the participant will automatically receive a new Award of like kind covering a number of shares determined by reference to the number of shares tendered to the Company upon exercise of the first Award.

Stock Options. Each stock option (except as otherwise expressly provided by the Committee consistent with continued qualification of the stock option as an Exempt Award or unless the Committee expressly determines that such stock option is not subject to Section 162(m) or that the stock option is not intended to qualify as an Exempt Award), will have an exercise price not less than the fair market value of the common stock subject to the stock option, determined as of the date of the grant, except that a stock option intended to be an "incentive stock option" ("ISO") within the meaning of Section 422 of the Code granted to a person who owns (or by application of attribution rules is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company will have an exercise price equal to at least 110% of such fair market value and will not be exercisable after the expiration of five years from the date such option is granted. Generally, all stock options vest at the rate of 20% per year beginning on the first anniversary date of the grant and continuing through the fifth anniversary date and terminate ten years and one day from the date of grant. Only Class A Common Stock is granted under the 1997 Incentive Plan.

Equitable Adjustment. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan, to the maximum share limits under the Plan, to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, to any exercise prices relating to Awards, and to any other provision of Awards affected by such change. The Committee also may make such adjustments to take into account other distributions or events, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards.

Change of Control. The Plan provides that, unless the Award instrument provides otherwise, in the event of a change of control, all Awards, including all outstanding stock options and restricted stock, will become fully vested and exercisable. A change of control will occur for purposes of the 1997 Incentive Plan:

(i)    upon the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company, the acquiring entity or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion such shareholders held the voting securities of the Company immediately prior to the merger or consolidation;

(ii)     if any person or group (as used in section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 40% of (a) the shares of the Company's Class B Common Stock then outstanding or (b) the total voting power (other than in the election of directors) of all securities of the Company then outstanding; or

(iii)    if, during any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board of Directors, and any director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason (other than death or disability) to constitute at least a majority thereof; or

(iv)     the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly owned subsidiary

Amendment. Subject to the Committee's right to exercise its discretion consistent with qualifying Awards for exception under Section 162(m), the Committee may at any time or times amend the plan or any outstanding Award for any purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code or for Awards to be eligible for the performance-based exception under Section 162(m).

Other Compensation. The existence of the Plan and the grant of Awards will not affect the Company's right to pay other bonuses or compensation, except as provided under the Plan.

Federal Income Tax Consequences. It is expected that stock options awarded under the 1997 Incentive Plan will generally be characterized as "performance based" compensation and therefore will be fully deductible by the Company.

Voting Requirements

Approval of the amendment of the 1997 Incentive Plan requires a favorable vote of a majority of the Class A Common Stock and Class B Common Stock present or represented at the Annual Meeting. On this proposal, abstentions will have the same effect as votes against the proposal.

The Board of Directors recommends that stockholders vote FOR the proposal to approve the amendment of the Plan.

3.  PROPOSAL TO APPROVE AN AMENDMENT TO THE BYLAWS
AND THE RESTATED CERTIFICATE OF INCORPORATION

Article III, Section 1 of the Bylaws of the Company and Article Twelve of the Company's Certificate of Incorporation currently provides that the "Board of Directors shall consist of not less than six nor more than nine persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors." The current size of the Board of Directors has been fixed at nine (9) directors and the number of directors may not be increased without stockholder approval of an amendment to the Bylaws and the Certificate of Incorporation.

By a vote on October 29, 2001, the Board of Directors approved, and recommended that the stockholders of the Company approve, a proposal to amend Article II, Section 1 of the Bylaws and Article Twelve of the Certificate of Incorporation to increase the maximum number of directors that may be fixed from time to time in accordance with the provisions of the Bylaws and Certificate of Incorporation from nine (9) to twelve (12). The Board of Directors believe that a larger number of eligible persons serving on the Board representing a greater geographic area and diversification would better serve the interests of the Company and the stockholders. Also, if the size of the Board is fixed at twelve, the number of directors to be elected by the holders of the Class A Common Stock would increase from one to two.

If the proposal to increase the maximum number of directors that may be fixed from time to time in accordance with the provisions of the Bylaws and Certificate of Incorporation from nine (9) to twelve (12) is approved by the stockholders, the Board of Directors intends to increase the number of directors to twelve and expects to nominate Mr. Gary L. Countryman to fill a vacancy. Mr. Countryman would serve as a Class B director whose term as a Class I director would expire in 2004. Mr. Countryman is 62 years old and served as a director of the Company from 1987 through 1996 and for the last five years has served as Chairman and Chief Executive Officer of Liberty Mutual Insurance Company.

It is anticipated that other eligible and independent candidates to serve on the Company's Board of Directors will be appointed to fill the vacancies on the Board of Directors as soon as practicable, subject to stockholder approval of the aforesaid amendments to the Company's Certificate of Incorporation and Bylaws.

Voting Requirements

In order to amend the Bylaws and the Certificate of Incorporation to increase the range of the number of directors to between six and twelve, an affirmative vote of the holders of at least 66 2/3% of the combined voting power of the Class A and Class B Common Stock, voting together as a single class must be obtained.

If the amendment is approved, the amendment to the Restated Certificate of Incorporation will be filed with the Secretary of State of Delaware as soon as practicable after the Annual Meeting.

The Board of Directors recommends that stockholders vote FOR the proposal to amend the Certificate of Incorporation.

4.  PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Although Delaware law does not require that the selection by the Board of Directors of the Company's auditors be approved each year by the stockholders, the Board of Directors believes it is appropriate to submit its selection to the stockholders for their approval and to abide by the result of the stockholders' vote. The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending August 3, 2002.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from stockholders.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for fiscal year ended July 28, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $1,181,000.

Financial Information Systems and Implementation Fees

No fees were billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended July 28, 2001.

All Other Fees

The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended July 28, 2001 were $1,184,000.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Required Vote

Approval of the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year requires a favorable vote of a majority of the shares present or represented at the Annual Meeting. On this proposal, abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect.

The Board of Directors recommends that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending August 3, 2002.

5.  PROPOSAL BY A STOCKHOLDER CONCERNING CUMULATIVE VOTING

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the record owner of 150 shares of the Company's Class A Common Stock, has submitted for consideration at the Annual Meeting the proposal set forth below. Following the proposal is the stockholder's statement in support thereof, in the form received by the Company, and the statement of the Company's Board of Directors in opposition thereto.

"RESOLVED: That the stockholders of The Neiman Marcus Group, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

"REASONS: Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting."

"Last year the owners of 11,369,826 shares, representing approximately 32% of shares voting, voted FOR this proposal."

"If you AGREE, please mark your proxy FOR this resolution."

Statement of the Board of Directors in Opposition

The Company's present system for election of directors, which is like that of many major publicly traded corporations, allows all stockholders to vote on the basis of their share ownership. The Board of Directors believes that the current voting system is most likely to produce an effective Board of Directors which will represent the interests of all the Company's stockholders. Cumulative voting, which permits relatively small groups of stockholders to elect directors to represent their particular interests or points of view, could result in the creation of an adversarial Board of Directors, where each director advocates the positions of the group responsible for his or her election rather than the positions which are in the best interest of the Company and all of the stockholders. The Board of Directors believes there should never be any question as to whether a director is acting for the benefit of all the stockholders, rather than as a representative of any special group.

Approval of this advisory proposal requires a favorable vote of a majority of the shares present or represented at the Annual Meeting. On this proposal, abstentions will have the same effect as votes cast against the proposal and broker non-votes will have no effect. Section 214 of the General Corporation Law of the State of Delaware states that a certificate of incorporation may provide for cumulative voting. Therefore, in order to effect cumulative voting, stockholders of the Company must vote to amend the Company's Certificate of Incorporation to so provide. No such proposal has been placed before the stockholders, but if it were, it would require the favorable vote of the holders of shares representing at least a majority of the issued and outstanding Class A Common Stock and Class B Common Stock voting as a single class.

The Board of Directors recommends that stockholders vote AGAINST this stockholder proposal.

6.  OTHER MATTERS

The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. If any other matters should be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their judgment on such matters.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
AND NOMINATIONS FOR DIRECTOR
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN JANUARY 2003

In order for stockholder proposals that are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 to be considered by the Company for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in January 2003, they must be received by the Secretary of the Company by July 26, 2002.

For proposals that stockholders intend to present at the Annual Meeting of Stockholders to be held in January 2003 outside the processes of Rule 14a-8 of the Exchange Act, unless the stockholder notifies the Secretary of the Company of such intent by October 22, 2002, any proxy that management solicits for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the Annual Meeting.

In order for suggestions by stockholders for nominees for director to be considered by the Nominating Committee, they must be received by the Secretary of the Company by October 22, 2002; see "Meetings and Committees of the Board of Directors - Nominating Committee."

All such communications to the Secretary of the Company must be in writing and must be received by the Company at its principal executive offices (1618 Main Street, Dallas, Texas 75201) by the applicable date.

Costs of Proxy Solicitation

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. Costs of solicitation will be paid by the Company. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. The Company has engaged the firm of Innisfree M&A Incorporated to assist in the distribution and solicitation of proxies. The Company has agreed to pay Innisfree M&A Incorporated a fee of $12,500 plus expenses for these services.

In compliance with the regulations of the SEC and the NYSE, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending proxies and proxy materials to beneficial owners of Common Stock.
By Order of the Board of Directors

NELSON A. BANGS
Secretary

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, ALL STOCKHOLDERS ARE URGED TO PROMPTLY VOTE BY TELEPHONE, ON THE INTERNET, OR BY MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

THE NEIMAN MARCUS GROUP, INC.
1997 INCENTIVE PLAN
[Proposed amendment in brackets]

1.       DEFINED TERMS

         Exhibit A, which is incorporated by reference, defines the terms used in the Plan.

2.       IN GENERAL

         The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates equity-based or cash incentives through the grant of Awards. No Award may be granted under the Plan after September 1, 2006, but Awards previously granted may extend beyond that date.

3.       ADMINISTRATION

         The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m)(4)(C) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award for such exception.

4.       SHARES SUBJECT TO THE PLAN

         A.       A total of 4,900,000 [7,200,000] shares of Stock have been reserved for issuance under the Plan. The following shares of Stock will also be available for future grants:
(i)	shares remaining under an Award that terminates without having been exercised in full (in the case of an Award requiring exercise by a Participant for delivery of Stock);
(ii)	shares subject to an Award, where cash is delivered to a Participant in lieu of such shares;
(iii)	shares of Restricted Stock that are forfeited to the Company;
(iv)	shares of Stock tendered by a Participant as payment upon exercise of an Award; and
(v)	shares of Stock held back by the Administrator, or tendered by a Participant, in satisfaction of tax withholding requirements.

Stock delivered under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

       B.       The maximum number of shares for which Stock Options may be granted to any person over the life of the Plan shall be 1,000,000. The maximum number of shares subject to SARs granted to any person over the life of the Plan shall likewise be 1,000,000. For purposes of the preceding two sentences, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m) of the Code. The aggregate maximum number of shares of Stock delivered to any person over the life of the Plan pursuant to Awards that are not Stock Options or SARs shall also be 1,000,000. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares then available for Awards under the Plan.

5.       ELIGIBILITY AND PARTICIPATION

         The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6.       RULES APPLICABLE TO AWARDS

         a.       ALL AWARDS

        (1)       Performance Objectives. Where rights under an Award depend in whole or in part on attainment of performance objectives, actions by the Company that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award unless accomplished by a change in the express terms of the Award or other action that is without substantial consequence except as it affects the Award.

        (2)       Alternative Settlement. The Company retains the right at any time to extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 4) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

       (3)       Transferability Of Awards. Except as the Administrator otherwise expressly provides, Awards (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may not be transferred other than by will or by the laws of descent and distribution and, during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

       (4)       Vesting, Etc. The Administrator may determine the time or times at which an Award will vest (i.e., become free of restrictions) or become exercisable. Unless the Administrator expressly provides otherwise, an Award requiring exercise will cease to be exercisable, and all other Awards to the extent not already fully vested will be forfeited, immediately upon the cessation (for any reason, including death) of the Participant's employment or other service relationship with the Company and its Affiliates.

       (5)       Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares from an Award or permit a Participant to tender previously owned shares in satisfaction of tax withholding requirements.

       (6)       Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of dividends or other distributions with respect to Stock subject to an Award.

       (7)       Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, nor any rights as a shareholder except as to shares actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

       (8)       Section 162(m). In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m)(4)(C) of the Code, the Plan and such Award shall be construed in a manner consistent with qualifying the Award for such exception.

       b.       AWARDS REQUIRING EXERCISE

       (1)      Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

       (2)      Payment Of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment either at or after the time of the Award, subject to the following: (a) unless the Administrator expressly provides otherwise, all payments will be by cash or check acceptable to the Administrator; and (b) where shares issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

       (3)       Reload Awards. The Administrator may provide that upon the exercise of an Award through the tender of previously owned shares of Stock, the Participant or other person exercising the Award will automatically receive a new Award of like kind covering a number of shares determined by reference to the number of shares tendered in payment of the exercise price of the first Award.

       c.       AWARDS NOT REQUIRING EXERCISE

                Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the awarded shares, or (ii) cash or other property having a value not less than the par value of the awarded shares plus such additional amounts (if any) as the Administrator may determine payable in such combination of cash, other property (of any kind) or services as the Administrator may determine.

7.       EFFECT OF CERTAIN TRANSACTIONS

         A.      MERGERS, ETC.

         In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to performance conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction. Prior to such time the Administrator may (but need not) accelerate the vesting or exercisability of any Award or provide for substitute or replacement awards from the acquiring entity (if any).

         B.       CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

                  (1)       Basic Antidilution Provisions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4.a. and to the maximum share limits described in Section 4.b., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

                   (2)       Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than stock dividends or normal cash dividends, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 4.b., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m)(4)(C) of the Code, except to the extent consistent with that exception.

                         c.       CHANGE OF CONTROL

                          Notwithstanding anything to the contrary in this Plan and unless specifically provided otherwise in the Award Agreement at the time an Award is granted, upon any Change of Control of the Company, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that the Award may be exercised or realized in full; provided that, in the event of a Change of Control that is intended to qualify for pooling of interests accounting, the foregoing provisions of this paragraph shall be of no force and effect if implementation of such provisions would preclude the Change of Control from so qualifying and, in such event, the Committee shall take whatever action it deems appropriate to enable holders of Awards to realize a substantially similar economic result as would have been realized by acceleration of Awards but without precluding the Change of Control from qualifying as a pooling of interests.

                         A Change of Control will occur for purposes of this Plan:

(i)      upon the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company, the acquiring entity or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion such shareholders held the voting securities of the Company immediately prior to the merger or consolidation;

(ii)       if any person or group (as used in section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 40% of (a) the shares of the Company's Class B Common Stock then outstanding or (b) the total voting power (other than in the election of directors) of all securities of the Company then outstanding; or

(iii)      if, during any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board of Directors, and any director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason (other than death or disability) to constitute at least a majority thereof; or

(iv)      the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly-owned subsidiary.

8.       CONDITIONS ON DELIVERY OF STOCK

         The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan until: the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

9.       AMENDMENT AND TERMINATION

         Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code or for Awards to be eligible for the performance-based exception under Section 162(m)(4)(C) of the Code.

10.      NON-LIMITATION OF THE COMPANY'S RIGHTS

         The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.      GOVERNING LAW

         The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

EXHIBIT A

DEFINITION OF TERMS

           The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

            "Administrator": The Committee, if one has been appointed; otherwise the Board.

            "Affiliate": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

             "Award": Any of the following:

             (i) Options ("Stock Options") entitling the recipient to acquire shares of Stock upon payment of the exercise price. Each Stock Option (except as otherwise expressly provided by the Committee consistent with continued qualification of the Stock Option as a performance-based award for purposes of Section 162(m) of the Code, or unless the Committee expressly determines that such Stock Option is not subject to Section 162(m) of the Code or that the Stock Option is not intended to qualify for the performance-based exception under Section 162(m) of the Code), will have an exercise price not less than the fair market value of the Stock subject to the option, determined as of the date of grant, except that an ISO granted to an Employee described in Section 422(b)(6) of the Code will have an exercise price not less than 110% of such fair market value. The Administrator will determine the medium in which the exercise price is to be paid, the duration of the option, the time or times at which an option will become exercisable, provisions for continuation (if any) of option rights following termination of the Participant's employment with the Company and its Affiliates, and all other terms of the Option. No Stock Option awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

             (ii) Rights ("SARs") entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

              (iii) Stock subject to restrictions ("Restricted Stock") under the Plan requiring that the Stock be redelivered to the Company if specified conditions are not satisfied. The conditions to be satisfied in connection with any Award of Restricted Stock, the terms on which such Stock must be redelivered to the Company, the purchase price of such Stock, and all other terms shall be determined by the Administrator.

              (iv) Stock not subject to any restrictions under the Plan ("Unrestricted Stock").

               (v) A promise to deliver Stock or other securities in the future on such terms and conditions as the Administrator determines.

               (vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

               (vii) Cash bonuses tied to performance criteria as described at (viii) below ("Cash Performance Awards").

               (viii) Awards described in any of (i) through (vii) above where the right to exercisability, vesting or full enjoyment of the Award is conditioned in whole or in part on the satisfaction of specified performance criteria ("Performance Awards"). The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m)(4)(C) of the Code and Performance Awards that are not intended so to qualify. No more than $2,000,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence:

       (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one $2,000,000 limit, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of $2,000,000. With respect to any Performance Award other than a Cash Performance Award, Stock Option or SAR, the maximum award opportunity shall be 1,000,000 shares or their equivalent value in cash, subject to the limitations of Section 4.b. For the avoidance of doubt, any Performance Award of a type described in (i) through (vi) above shall be treated for purposes of this paragraph as a Performance Award that is not a Cash Performance Award, even if payment is made in cash.

        In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m) of the Code, the Committee shall in writing preestablish a specific performance goal (based solely on one or more qualified performance criteria) no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the award as performance-based under Code Section 162(m)(4)(C)). For purposes of the Plan, a qualified performance criterion is any of the following: (1) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (2) return on equity, (3) return on assets, (4) revenues, (5) sales, (6) expenses, (7) one or more operating ratios, (8) stock price, (9) stockholder return, (10) market share, (11) cash flow, (12) inventory levels or inventory turn, (13) capital expenditures, (14) net borrowing, debt leverage levels or credit quality, (15) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions or (16) any combination of the foregoing. The performance goals selected in any case need not be applicable across the Company, but may be particular to an individual's function or business unit. Prior to payment of any Performance Award intended to qualify as performance-based under Section 162(m)(4)(C) of the Code, the Committee shall certify whether the performance goal has been attained and such determination shall be final and conclusive. If the performance goal is not attained, no other Award shall be provided in substitution of the Performance Award.

         (ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant. The terms of any such grant or loan shall be determined by the Administrator.

          Awards may be combined in the Administrator's discretion.

         "Board": The Board of Directors of the Company.

         "Code": The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect.

         "Committee": A committee of the Board comprised solely of two or more outside directors within the meaning of Section 162(m) of the Code. The Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

          "Company": The Neiman Marcus Group, Inc.

          "Employee": Any person who is employed by the Company or an Affiliate.

          "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

          "Participant": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

          "Plan": The Neiman Marcus Group, Inc. 1997 Incentive Plan as from time to time amended and in effect.

          "Stock": Common Stock of the Company, par value $.01 per share.

CLASS A COMMON STOCK	PROXY	CLASS A COMMON STOCK

THE NEIMAN MARCUS GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS, JANUARY 21, 2002

Robert A. Smith, Brian J. Knez and Nelson A. Bangs, and each of them singly, each with power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock of the undersigned at the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held at the Boston Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts 02466, on Monday, January 21, 2002, at 10:00 a.m. and at any adjournments or postponements thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated November 23, 2001, and a copy of the Annual Report for the year ended July 28, 2001.

The shares represented by this Proxy will be voted as directed by the undersigned. The Board of Directors of The Neiman Marcus Group, Inc. recommends a vote FOR proposals 2, 3, and 4 and AGAINST proposal 5. If this Proxy is signed and returned and does not specify a vote on any proposal, the Proxy will be voted in accordance with the recommendations of the Board of Directors.
SEE REVERSE SIDE	(SEE REVERSE SIDE TO CAST VOTE) CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE	SEE REVERSE SIDE

NEIMAN MARCUS GROUP
c/o EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398
Vote by Telephone	Vote by Internet

It's fast, convenient, and immediate! 1-877-PRX-VOTE (1-877-779-8683).	It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy
    Statement/Prospectus and Proxy Card.

2.  Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).

3.  Enter your Voter Control Number
    located on your Proxy Card above your
    name.

4.  Follow the recorded instructions.

Follow these four easy steps:

1.  Read the accompanying Proxy
    Statement/Prospectus and Proxy Card.

2.  Go to the Website
    http://www.eproxyvote.com/__

3.   Enter your Voter Control Number
     located on your Proxy Card above
     your name.

4.    Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/__ anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet
X	Please mark votes as in this example.

This proxy is solicited by the Board of Directors
The Board of Directors recommends a vote FOR proposals 2, 3 and 4
1. Election of Directors: No Class A Directors are to be elected.	2. Approval of the increase in the number of shares reserved for issuance under the 1997 Incentive Plan from 4,900,000 shares to 7,200,000 shares.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
	3. Approval of the amendment of the Bylaws and Restated Certificate of Incorporation to set the range of the number of directors permitted between six and twelve.	[ ]	[ ]	[ ]
	4. Approval of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year.	[ ]	[ ]	[ ]

The Board of Directors recommends a vote AGAINST Proposal 5.
5. Approval of stockholder proposal concerning cumulative voting.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	[ ]	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	[ ]

For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Signature:____________________________ Date: _____________Signature:__________________________ Date: _____________

CLASS B COMMON STOCK	PROXY	CLASS B COMMON STOCK

THE NEIMAN MARCUS GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS, JANUARY 21, 2002

Robert A. Smith, Brian J. Knez and Nelson A. Bangs, and each of them singly, each with power of substitution, are hereby authorized to represent and vote all shares of Class B Common Stock of the undersigned at the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held at the Boston Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts 02466, on Monday, January 21, 2002, at 10:00 a.m. and at any adjournments or postponements thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated November 23, 2001, and a copy of the Annual Report for the year ended July 28, 2001.

The shares represented by this Proxy will be voted as directed by the undersigned. The Board of Directors of The Neiman Marcus Group, Inc. recommends a vote FOR the nominees set forth below, FOR proposals 2, 3, and 4 and AGAINST proposal 5. If this Proxy is signed and returned and does not specify a vote on any proposal, the Proxy will be voted in accordance with the recommendations of the Board of Directors.

ELECTION OF CLASS B DIRECTORS

Nominees: (01) Matina S. Horner, (02) Brian J. Knez, (03) Walter J. Salmon
SEE REVERSE SIDE	(SEE REVERSE SIDE TO CAST VOTE) CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE	SEE REVERSE SIDE

NEIMAN MARCUS GROUP
c/o EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398
Vote by Telephone	Vote by Internet

It's fast, convenient, and immediate! 1-877-PRX-VOTE (1-877-779-8683).	It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy
    Statement/Prospectus and Proxy Card.

2.  Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).

3.  Enter your Voter Control Number
    located on your Proxy Card above your
    name.

4.  Follow the recorded instructions.

Follow these four easy steps:

1.  Read the accompanying Proxy
    Statement/Prospectus and Proxy Card.

2.  Go to the Website
    http://www.eproxyvote.com/__

3.   Enter your Voter Control Number
     located on your Proxy Card above
     your name.

4.    Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/__ anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet
X	Please mark votes as in this example.

This proxy is solicited by the Board of Directors
The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4
1. Election of Class B Directors (See reverse). FOR WITHHELD | [ ] [ ]	2. Approval of the increase in the number of shares reserved for issuance under the 1997 Incentive Plan from 4,900,000 shares to 7,200,000 shares.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
☐ ____________________________ For all nominees except as noted above	3. Approval of the amendment of the Bylaws and Restated Certificate of Incorporation to set the range of the number of directors permitted between six and twelve.	[ ]	[ ]	[ ]
	4. Approval of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year.	[ ]	[ ]	[ ]

The Board of Directors recommends a vote AGAINST Proposal 5.
5. Approval of stockholder proposal concerning cumulative voting.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	[ ]	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	[ ]

For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Signature:_________________________ Date: __________Signature:________________________ Date: ______________

CONFIDENTIAL VOTING INSTRUCTIONS
TO: FIDELITY MANAGEMENT TRUST COMPANY
AS TRUSTEE UNDER

THE NEIMAN MARCUS GROUP, INC.

EMPLOYEE SAVINGS PLAN
WITH RESPECT TO THE ANNUAL MEETING OF STOCKHOLDERS OF
THE NEIMAN MARCUS GROUP, INC. -- JANUARY 21, 2002

I hereby instruct the Trustee to vote (in person or by proxy) all shares of Class A Common Stock of The Neiman Marcus Group, Inc. which are credited to my account under the above-referenced Plan at the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held at the Boston Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts on Monday, January 21, 2002, at 10:00 a.m. and at any adjournments or postponements thereof. The undersigned hereby revokes any instruction previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated November 23, 2001, and a copy of the Annual Report for the year ended July 28, 2001.

The shares represented by this Instruction Card will be voted by the Trustee as directed by the undersigned. Fidelity Management Trust Company makes no recommendations concerning your instructions. The Board of Directors of The Neiman Marcus Group, Inc. recommends a vote FOR proposals 2, 3 and 4 and AGAINST proposal 5. If this Instruction Card is signed and returned and does not specify a vote on any proposal, the Instruction Card will be voted in accordance with the recommendations of the Board of Directors. If this Instruction Card is not received by January 16, 2002, the shares credited to your account will not be voted.
SEE REVERSE SIDE	(SEE REVERSE SIDE TO CAST VOTE) CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE	SEE REVERSE SIDE

X	Please mark votes as in this example.

This Instruction Card is solicited by the Plan Trustee
The Board of Directors recommends a vote FOR proposals 2, 3 and 4
1. Election of Directors: No Class A Directors are to be elected.	2. Approval of the increase in the number of shares reserved for issuance under the 1997 Incentive Plan from 4,900,000 shares to 7,200,000 shares.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
	3. Approval of the amendment of the Bylaws and Restated Certificate of Incorporation to set the range of the number of directors permitted between six and twelve.	[ ]	[ ]	[ ]
	4. Approval of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year.	[ ]	[ ]	[ ]

The Board of Directors recommends a vote AGAINST Proposal 5.
5. Approval of stockholder proposal concerning cumulative voting.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	[ ]	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	[ ]

For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Signature:___________________________________ Date: _____________

TO:	Participants in The Neiman Marcus Group, Inc. Employee Savings Plan
FROM:	Fidelity Management Trust Company
DATE:	November 23, 2001

               As a participant in The Neiman Marcus Group, Inc. Employee Savings Plan, which owns shares of The Neiman Marcus Group, Inc., you are entitled to instruct the Trustee on how to vote the shares of The Neiman Marcus Group, Inc. Class A Common Stock in your account on matters scheduled to come before the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held on Monday, January 21, 2002.

               A proxy statement, voting instruction card and return envelope are enclosed. You may vote on the Internet, by telephone or by completing and mailing the enclosed voting instruction card. In order to exercise your right to direct the trustee with respect to shares of The Neiman Marcus Group, Inc. allocated to your account, you must vote your shares by January 16, 2002 using one of the above methods.

              If you own shares of The Neiman Marcus Group, Inc. outside of the Employee Savings Plan, you will receive similar materials for those shares in a separate mailing. Please vote all shares separately if you wish to fully participate in the matters being submitted to the stockholders of The Neiman Marcus Group, Inc.

Enclosures